SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 1999

                            FOAMEX INTERNATIONAL INC.
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               (Exact name of registrant as specified in charter)


Delaware                           0-22624                   05-0473908
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(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

1000 Columbia Avenue, Linwood, PA                            19061
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (610) 859-3000

                                       N/A
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          (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On August 5, 1999, Foamex International Inc. (the "Company") announced that it had signed a letter of intent with Sorgenti Chemical Industries, LLC and Liberty Partners Holdings 20, LLC (together, the "Sorgenti Group") for a business combination providing for $11.50 per share for all of the Company's common stock. Under the terms of the letter of intent, if the Company enters into a business combination with another party, the Sorgenti Group will be entitled to a break-up fee of $6.0 million plus reimbursement of certain expenses. The business combination is subject to a number of conditions, including due diligence, the negotiation of definitive documents, which will contain certain conditions relating to the company's bank credit facility and public debt of the Company's subsidiaries, as well as certain other conditions relating to minimum shareholder acceptance and change of board membership, and other provisions providing for a higher break-up fee and expense reimbursement if the Company enters into business combination providing a more favorable transaction. The press release is filed as an Exhibit hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

         Exhibit              Description
         -------              -----------
         99                   Press release of Foamex International Inc., dated
                              August 5, 1999
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 1999

                                      FOAMEX INTERNATIONAL INC.


                                      /s/ John G. Johnson Jr.
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                                      Name:  John G. Johnson Jr.
                                      Title: Chief Executive Officer, President
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Exhibit                         Description
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99                              Press release of Foamex International Inc. dated
                                August 5, 1999